U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                January 23, 2002
           ----------------------------------------------------------
                Date of Report (date of earliest event reported)



                                SHOPNET.COM, INC.
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              Exact Name of Registrant as Specified in its Charter

               Delaware                                0-28690                              13-3871821
  -----------------------------------    -----------------------------------    ----------------------------------
    (State or Other Jurisdiction of            (Commission File Number)        (IRS Employer Identification Number)
            Incorporation)




                 112 West 34th Street, New York, New York 10120
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                     Address of Principal Executive Offices

                                 (212) 967-8303
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               Registrant's Telephone Number, Including Area Code

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On approval of its Audit Committee, on January 23, 2002 the Registrant dismissed Massella Rubenstein LLP (formerly Massella, Tomaro & Co. L.L.P., hereinafter "Massella"). The dismissal was not due to any discrepancies or disagreements between same and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Massella's report on the Registrant's financial statements for the six month transition period ended June 30, 2001 ("Transition Period") and fiscal years ended December 30, 2000 and December 30, 1999 did not contain any adverse opinions or disclaimers of opinion. Nor were such modified as to uncertainty, audit scope, or accounting principles. During the Transition Period and the two most recent fiscal years and any subsequent interim period through the date of the dismissal, the Registrant and Massella had no disagreements or "reportable events."

         The Registrant dismissed Massella as part of a recently initiated cost savings program.

         The Registrant's Audit Committee approved, as of January 23, 2002, the engagement of Jerome Rosenberg CPA, P.C. as its principal accountant to audit its and its subsidiary's financial statements.

ITEM 7. EXHIBITS

(a)      None.
(b)      None.
(c)      Letter of Massella Rubenstein LLP., dated January 25, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   SHOPNET.COM, INC.


                                               /s/ Harold Rashbaum
Dated:   January 28, 2002                      By: Harold Rashbaum
                                                   President and Chief Executive
                                                   Officer

                            Massella Rubenstein LLP
                  Certified Public Accountants and Consultants

                                                                January 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     We have read Item 4 of Form 8-K dated January 23, 2002 of Shopnet.com, Inc. and are in agreement with the statements contained therein.



Very truly yours,

/s/ Massella Rubenstein LLP
    Massella Rubenstein LLP